Exhibit 99.1

2Q 2011 Earnings Call August 3, 2011 10:00 am ET Dial in: (800) 230-1059 (US) (612) 234-9959 (International) Passcode: 209052 Replay available until August 17: (800) 475-6701; (320) 365-3844 international passcode: 209052

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 3, 2011, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2011 results issued on August 2, 2011, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2010 Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: Non-GAAP Measures EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Net Corporate Debt Net Fleet Debt Total Net Debt Adjusted Interest Expense Adjusted Direct Operating Expense Adjusted Selling, General and Administrative Adjusted Depreciation of Revenue Earning Equipment Levered After-Tax Cash-Flow Before Fleet Growth Corporate Cash Flow

Second Quarter 2011 Results Mark Frissora, Chairman and CEO Financial Overview Elyse Douglas, Executive VP and CFO Outlook & Guidance Mark Frissora, Chairman and CEO Questions & Answers Session Today’s Agenda

Opening Comments

U.S. rental car adjusted pre-tax income up 46.8% Revenue +4.3% Monthly net depreciation per vehicle down 25.6% WW HERC adjusted pre-tax income +131.9% vs. Q2:10 Europe rental car monthly net dep. per vehicle -5.5% Major investments in quarter for off-airport expansion, Advantage network, emerging markets, facilities update, ad campaign, staff development Second Quarter 2011 Snapshot GAAP Q2:11 Results Q2:10 Results YoY Change Revenue $2,072.3 $1,879.6 10.3% Income (loss) before income taxes $94.6 ($6.2) 1625.8% Diluted earnings (loss) per share $0.12 ($0.06) 300.0% Non-GAAP* Corporate EBITDA $362.1 $281.4 28.7% Adjusted Pre-Tax Income $184.4 $95.8 92.5% Adjusted EPS $0.26 $0.14 85.7% ($ in millions, except per share amounts) * Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation.

U.S. RAC Depreciation Monthly Depreciation per Vehicle Q2:11 Depreciation Savings U.S. RAC Depreciation Savings Contribution

U.S. RAC Residual Values U.S. Off-Lease Volumes Age-Adjusted Residual Values* In millions of units *Using 2007 avg. age as base year Source: Manheim 2011 Used Car Market Report

Q2:11 U.S. Remarketing Strategy Q2:11 Q2:10 Q2:09 Q2:08 Retail/R2B 7% 9% 5% 2% Dealer Direct 32% 18% 19% 13% On-line Auction 13% 11% 8% 15% Wholesale Auction 48% 62% 68% 70% Total 100% 100% 100% 100% Net gain per vehicle vs. auction U.S. Risk Car Sales Channels

U.S. Rent-A-Car RPD Incl. Ancillary Sales Note: includes Advantage

Q2:11 U.S. RAC Total Revenue +4.3% YoY Rev. +$46.3 million Total Revenue ($ in millions) 27.1% 51.5% 21.4% % of total increase Airport Advantage Off-Airport % Change in Total Revenue On-Airport 74.2% of U.S. RAC Revenue Off-Airport 25.8% of U.S. RAC Revenue RPD * YoY % $52.85 -3.8% $34.22 -3.5% $37.20 -0.6% Trans Days +5.3% +48.5% +9.7% % of Total U.S. RAC Revenue 70.5% 3.7% 25.8% U.S. RAC Growth Drivers Q2:11 vs. Q2:10 Note: Advantage RAC acquired April 2009 Advantage $12.6 Off Airport $23.8 Airport $9.9 * RPD calculated using Total Revenue

 U.S. Off Airport (OAP) – leisure, local business, monthly, insurance replacement Opened 71 net new locations, +9.2%; Total locations = 2,034 Total OAP revenue +9.0%; same-store-revenue up 9.6% Low-cost infrastructure, minimum overhead, more economical vehicles, and longer-length rentals Worldwide Advantage brand revenue +69% YoY; U.S. rev. + 43.3% Added 15 locations Q2:11; WW Total = 68 locations, 14 affiliates Revenue per employee +2.1% YoY Adjusted pre-tax margin +210 basis points YoY RAC GROWTH INITIATIVES

Q2:11 Europe RAC Performance Total revenue increased 18.4% YoY FX benefit of $53.7 million YoY as Euro strengthened Volume increase of 7.6% over Q2:10 RPD down 4.8%; ~90% of decline related to: More one-way rentals ($) last year due to volcanic ash disrupting air travel ~ 60% of YoY RPD decline Volume mix shift toward Advantage discount rentals 5.5% improvement in monthly fleet depreciation per unit Adjusted pre-tax down 1.4% on tough comp Excluding Q2:10 $10 mil. value-added tax refund, Q2:11 would be +29.2% $6.0 million higher fleet interest expense YoY Net Promoter Score improved by 370bps YoY to 47.9 5th consecutive quarter with YoY NPS improvement

Q2:11 HERC Revenue Worldwide total revenue* increased 13.5% in Q2:11 vs prior year Rental and rental related revenue +14.8% YoY N.A. total revenue +14.1% 2009 2010 2011 *Difference between HERC and competitors total revenue: RSC & URI include sales of used equipment; URI also includes repair billings

Q2:11 HERC Volume & Price WW volume +11.3% in Q2:11 YoY Industrial demand – infrastructure projects, pump & power business N.A. volume +13.7% YoY WW pricing +2.2% – first YoY increase since Q2:07 Using alternate calculation*, N.A. HERC price would be +4.6% YoY YoY peer comparison: HERC higher base price from high share of National Accounts Pressure on contract business as competitors pursue National Account share growth HERC U.S. non-contract price +7.6% Q2:11 YoY; +9.7% in June Price % + Volume % Rental rev. % Volume & pricing changes do NOT include mix * See slide 16 for calculation

Equipment Rental Pricing Calculations HERTZ Equipment Rental Competitor A Base fleet identified using current calendar year and prior calendar year Normalizes fleet mix & impact Average realized rates for 3 rate segments calculated separately (Month, Week, Day) Weighted average rate index created using base transactions (prior year) Rate segment (day,week,month) weighting applied to the average rate creating a weighted index Price performance based on variance between rate indexes Base fleet identified using current period and prior period Normalizes fleet mix & impact Average rates for 3 rate segments calculated (Month, Week, Day) Current vs. prior variance weighted on current year revenue (Q2:2011) Calculations totaled for each rate segment Rate segment variances blended based on current period revenue against current vs. prior rate variance Using Competitor A price method: N.A. HERC +4.6% Q2:11

Elyse Douglas CFO Financial Results Balance Sheet Review Cash Flow Review

* Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Q2:11 Consolidated Financial Results GAAP Q2:11 Q2:10 $ Change YTD Q2:11 YTD Q2:10 $ Change Revenue $2,072.3 $1,879.6 + $192.7 $3,852.3 $3,540.5 + $311.8 Income (loss) before income taxes $94.6 ($6.2) + $100.8 ($64.2) ($164.1) + $99.9 Net Income (loss) $55.0 ($25.1) + $80.1 ($77.6) ($175.5) + $97.9 Diluted Earnings (loss) per share $0.12 ($0.06) + $0.18 ($0.19) ($0.43) + $0.24 Diluted share count 451.8 411.8 415.0 411.3 Non-GAAP* Q2:11 Q2:10 $ Change Margin Expansion YTD Q2:11 YTD Q2:10 $ Change Margin Expansion Corporate EBITDA $362.1 $281.4 + $80.7 250 bps $528.5 $398.6 + $129.9 240 bps Adj. Pre-Tax Income $184.4 $95.8 + $88.6 380 bps $168.4 $26.5 + $141.9 370 bps Adj. Net Income $116.6 $58.5 + $58.1 250 bps $102.4 $9.3 + $93.1 240 bps Adjusted EPS $0.26 $0.14 + $0.12 $0.24 $0.02 + $0.22 Adj. share count 450.0 410.0 431.5 410.0 in millions, except per share calculation

Q2:11 Performance ($ in millions) Q2:11 Q2:10 % chg Revenues $2,072.3 $1,879.6 10.3% Reported DOE: Fleet related $287.0 $248.8 Personnel related $373.5 $354.7 5.3% Other $526.8 $471.5 Total DOE $1,187.3 $1,075.0 Revenues excluding fuel $1,975.0 $1,801.3 Total DOE excl. fuel & VAT refund $1,110.6 $1,024.0 % of Revenue excl. fuel 56.2% 56.8% -60 bps Q2:11 YoY U.S RAC +4.2% EU RAC + 6.1% WW HERC +6.3% Revenue Per Employee (at constant currency) +30% since 2006 Personnel related DOE YoY change about half the revenue growth Excluding fuel & VAT refund from 2010, DOE is down 60 bps as a % of revenue Consolidated revenue per employee is up 5.5% Q2:11 vs. Q2:10 Direct Operating Expenses

Rent-A-Car Metrics: Q2:11 vs. Q2:10 % of WW RAC total revenue Q2:11 vs. Q2:10 Total Revenue Rental Rate Revenue* Revenue Per Day (RPD) Trans. Days Revenue Per Transaction Transactions Trans Length (days) 63% U.S. (Hertz + Advantage) 4.3% 3.7% -4.3% 8.3% -1.0% 4.7% 3.5% U.S. (Hertz Classic) 3.2% 2.7% -3.8% 6.7% -0.4% 3.1% 3.5% 27% Europe 18.4% 2.5% -4.8% 7.6% -1.7% 4.3% 3.2% Worldwide 9.8% 3.9% -3.9% 8.2% -0.8% 4.8% 3.3% *Rental rate revenue exclude the effects of foreign currency. Rental rate revenue consists of all revenue net of discounts, associated with the rental of cars including charges for optional insurance products, but excludes revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Adjusted pre-tax income: +38.5%; 2011 margin 13.7%, +280 bps yoy Corporate EBITDA: +40.3%; 2011 margin 15.6%, +340 bps yoy

Worldwide Rent A Car Q2:11 WW RAC = 85% of total company revenue Q2:11 worldwide RAC total revenue: ~$1.8 bil Fleet Mix 6/30/11 6/30/10 U.S. Risk% 68% 61% Europe Risk % 51% 48% WW Risk % 65% 59% Strategically increasing U.S. mix of risk vehicles to capitalize on more profitable resale channels As of: Q2:11Total Revenue by Business U.S. & EU Airport Commercial 25% U.S. & EU Airport Leisure 36% U.S. & EU Off-Airport 29% Other Int’l 10%

HERC Growth Initiatives Equipment rental recovery continues to be led by industrial projects HERC industrial revenue +14.6% Q2:11 YoY vs. market growth of 12.9% (Source: IIR) Executing roll-up acquisition strategy to build position in industrial market, expand geographic coverage and develop new revenue streams Acquired WGI Rentals in North Dakota Expertise in industrial / petro-chemical market Time utilization* +620 bps to 60.7% vs. Q2:10 Adjusted pre-tax income of $33.4 mil vs. prior year of $14.4 mil Corporate EBITDA improved 19.6% YoY; margin improvement of 190bps Q2 11 FY 10 FY 09 FY 08 FY 07 Construction 35.0% 37.7% 43.5% 47.8% 50.2% Industrial 29.0% 27.7% 22.9% 21.6% 19.7% Fragmented 36.0% 34.6% 33.6% 30.6% 30.1% North America Revenue Mix *Time utilization: Calculated on unit average vs. weighted fleet cost basis

Q2:11 HERC Fleet Statistics ($ in millions) WW HERC Fleet – Cash Basis ** ($ in millions) Excludes FX Q2:11 Q2:10 Fleet Expenditures $83.9 $24.7 Disposal Proceeds $43.2 $37.3 Net Capital Expenditures $40.7 ($12.6) (cash basis) ** Above amounts are on a cash flow basis, consistent with our GAAP statement of cash flows. Purchases* Disposals 1st Cost* Net Fleet Capital Expenditures* * Includes non-cash purchases and sales. Q2:11 average fleet age ~50 months; in line with Q1:11

Interest Expense Q2:11 of $165.8mm was $23.1mm below Q2:10 Net cash interest flat– lower refi rates offset by expired benefit from ABS buydown & higher Euribor rates Non-cash interest down 45% YoY ($22.5mm) primarily due to expiration of ABS buydown in 2010 FY:11 cash interest expected to be flat to +$5 mm YoY, estimate improved Restructuring & restructuring-related charges Q2:11 was $36.5mm vs. Q2:10 of $22.3mm Closed 12 underperforming U.S. HERC locations and a rationalization of the global workforce Related cash payments in Q2:11 were $13.8mm vs. $8.6mm in the prior year FY:11 charges still expected to be $60 to $70mm Taxes Q2:11 GAAP tax effective income tax rate was 36.5% vs. (227.8)% in Q2:10 Annual adjusted tax rate normalized = 34% Q2:11 cash taxes paid: $13.7 mm vs. $6.1mm in Q2:10 FY:11 cash taxes estimated to be ~ $50 to $55mm Interest | Restructuring | Taxes

Cash Flow

Q2:11 Changes vs. Q2:10

- ~$100 million investments in fleet
- ~$100 million growth related
- ~$175 million one-time items primarily related to:
  - Interest
  - U.K. Pension
  - Investments and acquisitions
  - Improved payable terms in 2010

Second Quarter Cash Flow

($ in millions)

	Q2:11	Q2:10	$Δ
Levered After Tax Cash Flow *Before* Fleet Growth	$360.8	$585.4	($224.6)
Corporate Cash Flow	($241.4)	$134.8	($376.2)

Note: The presentation of the Corporate Cash Flow was updated in Q1:11

- Conceptually same as Levered *After* Tax Cash Flow After Fleet Growth
- Corporate Cash Flow now incorporates changes in FX rates
- HERC maintenance & growth capex were consolidated

Hertz

25

Working Capital Days Receivables DSO Working Capital Days Note: Net working capital days includes non-fleet receivables, HERC fleet receivables, fleet/other payables, inventories, prepaid and accrued liabilities. Receivables include customer receivables, subro receivables, warranty, and other misc. Better Needs update Working Capital Q2:11 receivables DSO improved 12% since 2007 Q2:11 Working Capital Days Improved 26% since 2007

Capital Structure Improved 2011 Financing Activity Status Comment $598M ABS Medium Term Notes 3½ & 5½ yr notes; avg. yield 2.88%; advance rate 76% €100M European Seasonal Revolving Credit Facility Supports peak summer fleet requirements Closed Closed Completed two financings in Q2:11 to support fleet growth

 Liquidity at $1.6 billion Liquidity & Debt Corporate Liquidity @ 6/30/11 ($ in millions) ABL Availability: $ 829 Unrestricted Cash: 748 Corporate Liquidity: $1,577 Total net corporate debt $4.0 billion Total net fleet debt $6.7 billion Unrestricted cash of $0.7 billion, down ~45% from 3/31/11 Reduced from Q1:11 in part due to redemption of $480 million of principal amount of 87/8% notes

2011 Updated Guidance

Outlook U.S. RAC – continued strength in residual market and from expanding sales channels Europe RAC – Advantage growth, FX HERC performance on track HERC – Additional fleet to be delivered Q3 Cash interest expense now estimated flat to +$5 million YoY Process-driven cost savings opportunities TAILWINDS U.S. RAC residuals – incremental benefits from Japanese supply chain disruption behind us for most part U.S. & EU consumer confidence waning HTZ planned for 2% GDP growth WW RAC – loose Q2 industry fleets causing summer pricing pressure; spread values among widest Q2 margins HERC non-res construction – signs of recovery pushed into 2012 HEADWINDS

FY 2011 Financial Guidance Updated due to: RAC lower depreciation & RAC pricing risk Revised Guidance Prior Guidance* % change to high end Revenue $8.15 to $8.25 bil $8.1 to $8.2 bil +0.6% Corporate EBITDA $1.36 to $1.395 bil $1.32 to $1.36 bil +2.6% Adjusted Pre-Tax Income $635 to $670 mil $595 to $625 mil +7.2% Adjusted Net Income $401 to $424 mil $375 to $395 mil +7.3% Adjusted Diluted EPS** $0.91 to $0.96 (based on 440mm shares) $0.85 to $0.90 (based on 440mm shares) +6.7% *Provided April 26, 2011 ** Shares outstanding Q1:11 = 413mm; Q2:11 = 450mm Expect shares outstanding Q3:11 to be 450mm

2011 COST SAVINGS TARGET REVISED Efficiency & cost management programs continue Cost savings of $148 million achieved Q2:11 through efficiency programs FY2011 revised goal = $350 million from $325 million Lean/Six Sigma “Lighthouse” programs at major airport locations and equipment rental branches: Completed in Q2:11 - NA RAC: 6, International: 5, HERC: 1 Completed since inception - NA RAC: 21, International RAC: 14, HERC: 15 Cost Savings ($ in millions)

2011 Sensitivity to Adjusted Pre-tax Income 1 Percent change over FY:10 2 1% change = $25 million in revenue 3 Assumes all foreign currency forecasts move in the same proportion as the Euro estimate Updated Guidance Assumptions Previous Guidance Assumptions Annual Pre-Tax Opportunity with 1% Improvement1 WWRAC Pricing -2.5% to -1.5% -1% to 0% $50 Volume (Days) 7% to 8% 6% to 7% $18 Net Depr per Unit -11% to -10% -6% to -7% $15 WWHERC Pricing 1% to 2% 0% to 1% $9 Volume 11% to 13% 10% to 12% $3 FX rates2 Euro rate3 1.40 1.35 $1 ($ in millions)

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	June 30,		of Total Revenues
	2011	2010	2011	2010
Total revenues	$2,072.3	$1,879.6	100.0%	100.0%

Expenses:
Direct operating	1,187.3	1,075.0	57.3%	57.2%
Depreciation of revenue earning equipment and lease charges	419.7	456.7	20.3%	24.3%
Selling, general and administrative	195.6	172.0	9.4%	9.2%
Interest expense	165.8	188.9	8.0%	10.0%
Interest income	(1.5)	(6.8)	(0.1)%	(0.4)%
Other (income) expense, net	10.8	—	0.5%	—%
Total expenses	1,977.7	1,885.8	95.4%	100.3%
Income (loss) before income taxes	94.6	(6.2)	4.6%	(0.3)%
Provision for taxes on income	(34.5)	(14.2)	(1.7)%	(0.8)%
Net income (loss)	60.1	(20.4)	2.9%	(1.1)%
Less: Net income attributable to noncontrolling interest	(5.1)	(4.7)	(0.2)%	(0.2)%
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$55.0	$(25.1)	2.7%	(1.3)%

Weighted average number of shares outstanding:
Basic	415.9	411.8
Diluted	451.8	411.8

Earnings (loss) per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.13	$(0.06)
Diluted	$0.12	$(0.06)

	Six Months Ended		As a Percentage
	June 30,		of Total Revenues
	2011	2010	2011	2010
Total revenues	$3,852.3	$3,540.5	100.0%	100.0%

Expenses:
Direct operating	2,261.0	2,088.0	58.7%	59.0%
Depreciation of revenue earning equipment and lease charges	855.7	915.9	22.2%	25.9%
Selling, general and administrative	377.8	339.8	9.8%	9.6%
Interest expense	362.7	370.0	9.4%	10.4%
Interest income	(3.4)	(9.1)	—%	(0.3)%
Other (income) expense, net	62.7	—	1.6%	—%
Total expenses	3,916.5	3,704.6	101.7%	104.6%
Loss before income taxes	(64.2)	(164.1)	(1.7)%	(4.6)%
Provision for taxes on income	(4.6)	(3.2)	(0.1)%	(0.1)%
Net loss	(68.8)	(167.3)	(1.8)%	(4.7)%
Less: Net income attributable to noncontrolling interest	(8.8)	(8.2)	(0.2)%	(0.3)%
Net loss attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(77.6)	$(175.5)	(2.0)%	(5.0)%

Weighted average number of shares outstanding:
Basic	415.0	411.3
Diluted	415.0	411.3

Loss per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$(0.19)	$(0.43)
Diluted	$(0.19)	$(0.43)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,072.3	$—		$2,072.3	$1,879.6	$—		$1,879.6

Expenses:
Direct operating	1,187.3	(42.8	)(a)	1,144.5	1,075.0	(39.0	)(a)	1,036.0
Depreciation of revenue earning equipment and lease charges	419.7	(3.7	)(b)	416.0	456.7	(3.1	)(b)	453.6
Selling, general and administrative	195.6	(5.5	)(c)	190.1	172.0	(10.3	)(c)	161.7
Interest expense	165.8	(27.1	)(d)	138.7	188.9	(49.6	)(d)	139.3
Interest income	(1.5)	—		(1.5)	(6.8)	—		(6.8)
Other (income) expense, net	10.8	(10.7	)(e)	0.1	—	—		—
Total expenses	1,977.7	(89.8)		1,887.9	1,885.8	(102.0)		1,783.8
Income (loss) before income taxes	94.6	89.8		184.4	(6.2)	102.0		95.8
Provision for taxes on income	(34.5)	(28.2	)(f)	(62.7)	(14.2)	(18.4	)(f)	(32.6)
Net income (loss)	60.1	61.6		121.7	(20.4)	83.6		63.2
Less: Net income attributable to noncontrolling interest	(5.1)	—		(5.1)	(4.7)	—		(4.7)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$55.0	$61.6		$116.6	$(25.1)	$83.6		$58.5

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$3,852.3	$—		$3,852.3	$3,540.5	$—		$3,540.5

Expenses:
Direct operating	2,261.0	(65.5	)(a)	2,195.5	2,088.0	(69.8	)(a)	2,018.2
Depreciation of revenue earning equipment and lease charges	855.7	(6.0	)(b)	849.7	915.9	(5.8	)(b)	910.1
Selling, general and administrative	377.8	(11.7	)(c)	366.1	339.8	(16.6	)(c)	323.2
Interest expense	362.7	(87.0	)(d)	275.7	370.0	(98.4	)(d)	271.6
Interest income	(3.4)	—		(3.4)	(9.1)	—		(9.1)
Other (income) expense, net	62.7	(62.4	)(e)	0.3	—	—		—
Total expenses	3,916.5	(232.6)		3,683.9	3,704.6	(190.6)		3,514.0
Income (loss) before income taxes	(64.2)	232.6		168.4	(164.1)	190.6		26.5
Provision for taxes on income	(4.6)	(52.6	)(f)	(57.2)	(3.2)	(5.8	)(f)	(9.0)
Net income (loss)	(68.8)	180.0		111.2	(167.3)	184.8		17.5
Less: Net income attributable to noncontrolling interest	(8.8)	—		(8.8)	(8.2)	—		(8.2)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$(77.6)	$180.0		$102.4	$(175.5)	$184.8		$9.3

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended June 30, 2011 and 2010, also includes restructuring and restructuring related charges of $30.8 million and $19.7 million, respectively. For the six months ended June 30, 2011 and 2010, also includes restructuring and restructuring related charges of $35.3 million and $31.1 million.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.
(c)

Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended June 30, 2011 and 2010, also includes restructuring and restructuring related charges of $5.6 million and $2.6 million, respectively. For the six months ended June 30, 2011 and 2010, also includes restructuring and restructuring related charges of $6.5 million and $7.2 million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization and write off of deferred debt financing costs and debt discounts. For the three and six months ended June 30, 2010, also includes $18.0 million and $38.9 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(e)	Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.
(f)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2011 and 2010).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER  INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Car rental	$1,768.8	$1,611.4	$3,279.1	$3,033.1
Equipment rental	301.7	265.8	569.9	502.8
Other reconciling items	1.8	2.4	3.3	4.6
	$2,072.3	$1,879.6	$3,852.3	$3,540.5

Depreciation of property and equipment:
Car rental	$29.2	$29.0	$56.7	$58.2
Equipment rental	8.3	8.6	16.5	17.5
Other reconciling items	1.9	1.3	3.9	2.8
	$39.4	$38.9	$77.1	$78.5

Amortization of other intangible assets:
Car rental	$7.6	$7.8	$15.1	$15.6
Equipment rental	8.9	8.2	17.9	16.5
Other reconciling items	0.4	0.3	0.7	0.6
	$16.9	$16.3	$33.7	$32.7

Income (loss) before income taxes:
Car rental	$232.1	$121.4	$273.1	$91.3
Equipment rental	(13.3)	(15.8)	(21.0)	(39.2)
Other reconciling items	(124.2)	(111.8)	(316.3)	(216.2)
	$94.6	$(6.2)	$(64.2)	$(164.1)

Corporate EBITDA (a):
Car rental	$276.8	$197.3	$369.4	$251.7
Equipment rental	112.8	94.3	204.3	174.3
Other reconciling items	(27.5)	(10.2)	(45.2)	(27.4)
	$362.1	$281.4	$528.5	$398.6

Adjusted pre-tax income (loss) (a):
Car rental	$242.2	$174.9	$303.5	$202.0
Equipment rental	33.4	14.4	43.6	9.4
Other reconciling items	(91.2)	(93.5)	(178.7)	(184.9)
	$184.4	$95.8	$168.4	$26.5

Adjusted net income (loss) (a):
Car rental	$159.9	$115.4	$200.3	$133.3
Equipment rental	22.0	9.5	28.8	6.2
Other reconciling items	(65.3)	(66.4)	(126.7)	(130.2)
	$116.6	$58.5	$102.4	$9.3

Adjusted diluted number of shares outstanding (a)	450.0	410.0	431.5	410.0

Adjusted diluted earnings per share (a)	$0.26	$0.14	$0.24	$0.02

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent	Six	Percent
	Months	change	Months	change
	Ended, or as	from	Ended, or as	from
	of June 30,	prior year	of June 30,	prior year
	2011	period	2011	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	7,146	4.8%	13,174	3.9%
Domestic	5,255	4.7%	9,733	3.3%
International	1,891	5.1%	3,441	5.6%

Worldwide transaction days (in thousands)	34,826	8.2%	64,476	6.9%
Domestic	23,889	8.3%	44,710	6.5%
International	10,937	7.9%	19,766	8.0%

Worldwide rental rate revenue per transaction day (a)	$41.16	(3.9)%	$41.66	(2.6)%
Domestic	$39.32	(4.3)%	$40.26	(3.0)%
International (b)	$45.17	(3.2)%	$44.83	(1.9)%

Worldwide average number of company-operated cars during period	487,600	8.7%	457,500	5.6%
Domestic	328,200	9.4%	311,900	5.1%
International	159,400	7.4%	145,600	6.8%

Worldwide revenue earning equipment, net (in millions)	$9,522.7	8.7%	$9,522.7	8.7%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$267.8	11.8%	$511.0	12.3%
Same store revenue growth, including initiatives (a) (b)	10.4%	N/M	9.9%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,778.8	2.8%	$2,769.2	1.0%
Worldwide revenue earning equipment, net (in millions)	$1,702.7	3.3%	$1,702.7	3.3%

Other Financial Data (in millions)

Cash flows provided by operating activities	$521.3	(28.7)%	$686.9	(32.4)%
Corporate cash flow (a)	(241.4)	N/M	(595.1)	(2104.1)%
EBITDA (a)	730.3	6.7%	1,254.1	2.9%
Corporate EBITDA (a)	362.1	28.7%	528.5	32.6%

Selected Balance Sheet Data (in millions)

	June 30,		December 31,
	2011		2010
Cash and cash equivalents	$747.6		$2,374.2
Total revenue earning equipment, net	11,225.4		8,939.4
Total assets	18,307.6		17,332.2
Total debt	11,693.6		11,306.4
Net corporate debt (a)	4,008.1		3,364.5
Net fleet debt (a)	6,663.6		5,360.1
Total net debt (a)	10,671.7		8,724.6
Total equity	2,131.6		2,131.3

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.
(b)	Based on 12/31/10 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,768.8	$301.7	$1.8	$2,072.3	$1,611.4	$265.8	$2.4	$1,879.6
Expenses:
Direct operating and selling, general and administrative	1,104.0	238.1	40.8	1,382.9	1,010.2	204.4	32.4	1,247.0
Depreciation of revenue earning equipment and lease charges	355.1	64.6	—	419.7	389.7	67.0	—	456.7
Interest expense	79.0	12.2	74.6	165.8	96.9	10.2	81.8	188.9
Interest income	(1.4)	—	(0.1)	(1.5)	(6.8)	—	—	(6.8)
Other (income) expense, net	—	0.1	10.7	10.8	—	—	—	—
Total expenses	1,536.7	315.0	126.0	1,977.7	1,490.0	281.6	114.2	1,885.8
Income (loss) before income taxes	232.1	(13.3)	(124.2)	94.6	121.4	(15.8)	(111.8)	(6.2)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	8.5	9.4	0.9	18.8	9.7	8.9	0.8	19.4
Depreciation of revenue earning equipment	—	3.7	—	3.7	—	3.1	—	3.1
Non-cash debt charges (b)	10.6	1.5	15.0	27.1	37.7	2.2	9.7	49.6
Restructuring charges (c)	3.5	29.8	0.4	33.7	4.2	16.0	0.1	20.3
Restructuring related charges (c)	0.5	2.3	—	2.8	1.9	—	0.1	2.0
Derivative (gains) losses (c)	0.1	—	(0.1)	—	—	—	0.6	0.6
Pension adjustment (c)	(13.1)	—	—	(13.1)	—	—	—	—
Acquisition related costs (d)	—	—	6.1	6.1	—	—	7.0	7.0
Management transition costs (d)	—	—	—	—	—	—	—	—
Premiums paid on debt (e)	—	—	10.7	10.7	—	—	—	—
Adjusted pre-tax income (loss)	242.2	33.4	(91.2)	184.4	174.9	14.4	(93.5)	95.8
Assumed (provision) benefit for income taxes of 34%	(82.3)	(11.4)	31.0	(62.7)	(59.5)	(4.9)	31.8	(32.6)
Noncontrolling interest	—	—	(5.1)	(5.1)	—	—	(4.7)	(4.7)
Adjusted net income (loss)	$159.9	$22.0	$(65.3)	$116.6	$115.4	$9.5	$(66.4)	$58.5

Adjusted diluted number of shares outstanding				450.0				410.0

Adjusted diluted earnings per share				$0.26				$0.14

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$3,279.1	$569.9	$3.3	$3,852.3	$3,033.1	$502.8	$4.6	$3,540.5
Expenses:
Direct operating and selling, general and administrative	2,130.3	435.7	72.8	2,638.8	1,986.5	383.7	57.6	2,427.8
Depreciation of revenue earning equipment and lease charges	724.0	131.7	—	855.7	778.0	137.9	—	915.9
Interest expense	154.4	23.4	184.9	362.7	186.2	20.4	163.4	370.0
Interest income	(2.7)	(0.2)	(0.5)	(3.4)	(8.9)	—	(0.2)	(9.1)
Other (income) expense, net	—	0.3	62.4	62.7	—	—	—	—
Total expenses	3,006.0	590.9	319.6	3,916.5	2,941.8	542.0	220.8	3,704.6
Income (loss) before income taxes	273.1	(21.0)	(316.3)	(64.2)	91.3	(39.2)	(216.2)	(164.1)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	16.6	18.9	1.7	37.2	19.5	17.7	1.6	38.8
Depreciation of revenue earning equipment	—	5.9	—	5.9	—	5.8	—	5.8
Non-cash debt charges (b)	20.8	3.9	62.3	87.0	74.7	4.1	19.6	98.4
Restructuring charges (c)	4.5	33.6	0.3	38.4	9.5	20.9	0.6	31.0
Restructuring related charges (c)	1.0	2.3	—	3.3	7.0	0.1	0.2	7.3
Derivative (gains) losses (c)	0.6	—	(0.6)	—	—	—	2.3	2.3
Pension adjustment (c)	(13.1)	—	—	(13.1)	—	—	—	—
Acquisition related costs (d)	—	—	9.0	9.0	—	—	7.0	7.0
Management transition costs (d)	—	—	2.5	2.5	—	—	—	—
Premiums paid on debt (e)	—	—	62.4	62.4	—	—	—	—
Adjusted pre-tax income (loss)	303.5	43.6	(178.7)	168.4	202.0	9.4	(184.9)	26.5
Assumed (provision) benefit for income taxes of 34%	(103.2)	(14.8)	60.8	(57.2)	(68.7)	(3.2)	62.9	(9.0)
Noncontrolling interest	—	—	(8.8)	(8.8)	—	—	(8.2)	(8.2)
Adjusted net income (loss)	$200.3	$28.8	$(126.7)	$102.4	$133.3	$6.2	$(130.2)	$9.3

Adjusted diluted number of shares outstanding				431.5				410.0

Adjusted diluted earnings per share				$0.24				$0.02

(a)  Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased amortization of intangible assets.

(b)  Represents non-cash debt charges relating to the amortization and write-off of deferred debt financing costs and debt discounts.  For the three and six months ended June 30, 2010, also includes $18.0 million and $38.9 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(c)  Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.

(d)  Amounts are included within selling, general and administrative expense in our statement of operations.

(e)  Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.  These costs are included within other (income) expense, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND CORPORATE CASH FLOW

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$232.1	$(13.3)	$(124.2)	$94.6	$121.4	$(15.8)	$(111.8)	$(6.2)
Depreciation, amortization and other purchase accounting	392.1	81.8	2.6	476.5	427.4	83.9	1.9	513.2
Interest, net of interest income	77.6	12.2	74.5	164.3	90.1	10.2	81.8	182.1
Noncontrolling interest	—	—	(5.1)	(5.1)	—	—	(4.7)	(4.7)
EBITDA	701.8	80.7	(52.2)	730.3	638.9	78.3	(32.8)	684.4
Adjustments:
Car rental fleet interest	(71.2)	—	—	(71.2)	(95.1)	—	—	(95.1)
Car rental fleet depreciation	(355.1)	—	—	(355.1)	(389.7)	—	—	(389.7)
Non-cash expenses and charges (a)	(2.7)	—	7.5	4.8	37.1	—	15.4	52.5
Extraordinary, unusual or non-recurring gains and losses (b)	4.0	32.1	17.2	53.3	6.1	16.0	7.2	29.3
Corporate EBITDA	$276.8	$112.8	$(27.5)	362.1	$197.3	$94.3	$(10.2)	281.4
Non-fleet capital expenditures, net				(54.7)				(32.2)
Changes in working capital:
Receivables, excluding car rental fleet receivables				(162.8)				(73.1)
Accounts payable and capital leases				377.3				535.7
Accrued liabilities and other				(10.8)				(5.2)
Acquisition and other investing activities				(34.0)				0.1
Other financing activities, excluding debt				(17.7)				(26.5)
Foreign exchange impact on cash and cash equivalents				9.9				(43.1)
Unlevered pre-tax cash flow				469.3				637.1
Corporate net cash interest				(94.8)				(45.6)
Corporate cash taxes				(13.7)				(6.1)
Levered after-tax cash flow before fleet growth				360.8				585.4
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(98.9)				1.7
Car rental fleet equity requirement				(503.3)				(452.3)
Corporate cash flow				$(241.4)				$134.8

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$273.1	$(21.0)	$(316.3)	$(64.2)	$91.3	$(39.2)	$(216.2)	$(164.1)
Depreciation, amortization and other purchase accounting	796.3	166.2	5.3	967.8	853.6	172.1	4.1	1,029.8
Interest, net of interest income	151.7	23.2	184.4	359.3	177.3	20.4	163.2	360.9
Noncontrolling interest	—	—	(8.8)	(8.8)	—	—	(8.2)	(8.2)
EBITDA	1,221.1	168.4	(135.4)	1,254.1	1,122.2	153.3	(57.1)	1,218.4
Adjustments:
Car rental fleet interest	(140.9)	—	—	(140.9)	(183.0)	—	—	(183.0)
Car rental fleet depreciation	(724.0)	—	—	(724.0)	(778.0)	—	—	(778.0)
Non-cash expenses and charges (a)	7.7	—	16.0	23.7	74.0	—	21.9	95.9
Extraordinary, unusual or non-recurring gains and losses (b)	5.5	35.9	74.2	115.6	16.5	21.0	7.8	45.3
Corporate EBITDA	$369.4	$204.3	$(45.2)	528.5	$251.7	$174.3	$(27.4)	398.6
Non-fleet capital expenditures, net				(97.0)				(76.8)
Changes in working capital:
Receivables, excluding car rental fleet receivables				(173.7)				(111.0)
Accounts payable and capital leases				624.5				992.6
Accrued liabilities and other				(211.2)				(79.8)
Acquisition and other investing activities				(42.6)				3.8
Other financing activities, excluding debt				(89.9)				(34.7)
Foreign exchange impact on cash and cash equivalents				31.6				(75.8)
Unlevered pre-tax cash flow				570.2				1,016.9
Corporate net cash interest				(230.6)				(170.2)
Corporate cash taxes				(25.3)				(30.7)
Levered after-tax cash flow before fleet growth				314.3				816.0
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(133.0)				14.3
Car rental fleet equity requirement				(776.4)				(857.3)
Corporate cash flow				$(595.1)				$(27.0)

Table 6 (pg.2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$10.3	$—	$—	$10.3	$37.1	$—	$—	$37.1
Non-cash stock-based employee compensation charges	—	—	7.6	7.6	—	—	10.3	10.3
Non-cash charges for public liability and property damage	—	—	—	—	—	—	4.5	4.5
Derivative (gains) losses	0.1		(0.1)	—	—	—	0.6	0.6
Pension adjustment	(13.1)	—	—	(13.1)	—	—	—	—
Total non-cash expenses and charges	$(2.7)	$—	$7.5	$4.8	$37.1	$—	$15.4	$52.5

NON-CASH EXPENSES AND CHARGES

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$20.2	$—	$—	$20.2	$74.0	$—	$—	$74.0
Non-cash stock-based employee compensation charges	—	—	16.6	16.6	—	—	19.3	19.3
Non-cash charges for public liability and property damage	—	—	—	—	—	—	0.3	0.3
Derivative (gains) losses	0.6	—	(0.6)	—	—	—	2.3	2.3
Pension adjustment	(13.1)	—	—	(13.1)	—	—	—	—
Total non-cash expenses and charges	$7.7	$—	$16.0	$23.7	$74.0	$—	$21.9	$95.9

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.   The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Three Months Ended June 30, 2011				Three Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$3.5	$29.8	$0.4	$33.7	$4.2	$16.0	$0.1	$20.3
Restructuring related charges	0.5	2.3	—	2.8	1.9	—	0.1	2.0
Acquisition related costs	—	—	6.1	6.1	—	—	7.0	7.0
Premiums paid on debt	—	—	10.7	10.7	—	—	—	—
Total extraordinary, unusual or non-recurring items	$4.0	$32.1	$17.2	$53.3	$6.1	$16.0	$7.2	$29.3

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$4.5	$33.6	$0.3	$38.4	$9.5	$20.9	$0.6	$31.0
Restructuring related charges	1.0	2.3	—	3.3	7.0	0.1	0.2	7.3
Acquisition related costs	—	—	9.0	9.0	—	—	7.0	7.0
Premiums paid on debt	—	—	62.4	62.4	—	—	—	—
Management transition costs	—	—	2.5	2.5	—	—	—	—
Total extraordinary, unusual or non-recurring items	$5.5	$35.9	$74.2	$115.6	$16.5	$21.0	$7.8	$45.3

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$521.3	$731.6	$686.9	$1,016.2
Amortization and write-off of debt costs	(27.0)	(31.7)	(86.9)	(59.6)
Provision for losses on doubtful accounts	(8.0)	(5.2)	(14.3)	(10.3)
Derivative gains (losses)	(4.7)	4.8	2.2	(5.0)
Gain on sale of property and equipment	2.4	1.8	4.7	2.2
Amortization of cash flow hedges	—	(18.0)	—	(38.9)
Stock-based compensation charges	(7.6)	(10.3)	(16.6)	(19.3)
Asset writedowns	(22.6)	(13.5)	(23.3)	(14.2)
Lease charges	22.7	17.9	46.3	34.4
Noncontrolling interest	(5.1)	(4.7)	(8.8)	(8.2)
Deferred income taxes	2.7	36.1	29.2	3.8
Provision for taxes on income	34.5	14.2	4.6	3.2
Interest expense, net of interest income	164.3	182.1	359.3	360.9
Changes in assets and liabilities	57.4	(220.7)	270.8	(46.8)
EBITDA	$730.3	$684.4	$1,254.1	$1,218.4

NET CORPORATE DEBT, NET FLEET DEBT AND TOTAL NET DEBT

	June 30,	March 31,	December 31,	June 30,	March 31,	December 31,	June 30,
	2011	2011	2010	2010	2010	2009	2009

Total Corporate Debt	$4,846.8	$5,202.2	$5,830.7	$4,605.6	$4,674.7	$4,689.4	$4,672.1
Total Fleet Debt	6,846.8	5,547.8	5,475.7	7,088.2	5,713.2	5,675.0	5,123.7
Total Debt	$11,693.6	$10,750.0	$11,306.4	$11,693.8	$10,387.9	$10,364.4	$9,795.8

Corporate Restricted Cash
Restricted Cash, less:	$274.3	$190.9	$207.6	$743.4	$221.3	$365.2	$188.5
Restricted Cash Associated with Fleet Debt	(183.2)	(110.2)	(115.6)	(671.2)	(129.6)	(295.0)	(95.3)
Corporate Restricted Cash	$91.1	$80.7	$92.0	$72.2	$91.7	$70.2	$93.2

Net Corporate Debt
Corporate Debt, less:	$4,846.8	$5,202.2	$5,830.7	$4,605.6	$4,674.7	$4,689.4	$4,672.1
Cash and Cash Equivalents	(747.6)	(1,365.8)	(2,374.2)	(896.8)	(800.7)	(985.6)	(570.9)
Corporate Restricted Cash	(91.1)	(80.7)	(92.0)	(72.2)	(91.7)	(70.2)	(93.2)
Net Corporate Debt	$4,008.1	$3,755.7	$3,364.5	$3,636.6	$3,782.3	$3,633.6	$4,008.0

Net Fleet Debt
Fleet Debt, less:	$6,846.8	$5,547.8	$5,475.7	$7,088.2	$5,713.2	$5,675.0	$5,123.7
Restricted Cash Associated with Fleet Debt	(183.2)	(110.2)	(115.6)	(671.2)	(129.6)	(295.0)	(95.3)
Net Fleet Debt	$6,663.6	$5,437.6	$5,360.1	$6,417.0	$5,583.6	$5,380.0	$5,028.4

Total Net Debt	$10,671.7	$9,193.3	$8,724.6	$10,053.6	$9,365.9	$9,013.6	$9,036.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Car rental segment revenues (b)	$1,768.8	$1,611.4	$3,279.1	$3,033.1
Non-rental rate revenue	(292.4)	(261.4)	(540.4)	(484.3)
Foreign currency adjustment	(43.1)	29.0	(52.6)	30.5
Rental rate revenue	$1,433.3	$1,379.0	$2,686.1	$2,579.3
Transactions days (in thousands)	34,826	32,194	64,476	60,310
Rental rate revenue per transaction day (in whole dollars)	$41.16	$42.83	$41.66	$42.77

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Equipment rental segment revenues	$301.7	$265.8	$569.9	$502.8
Equipment sales and other revenue	(29.4)	(28.7)	(52.8)	(50.8)
Foreign currency adjustment	(4.5)	2.5	(6.1)	3.2
Rental and rental related revenue	$267.8	$239.6	$511.0	$455.2

(a)  Based on 12/31/10 foreign exchange rates.

(b)  Includes U.S. off-airport revenues of $288.2 million and $264.3 million for the three months ended June 30, 2011 and 2010, respectively, and $550.3 million and $496.0 million for the six months ended June 30, 2011 and 2010, respectively.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ August 2, 2011 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying tables.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our two business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under Hertz’s senior credit facilities.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2011 and 2010) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for the three months ended June 30, 2011, 450.0 million which represents the approximate number of shares outstanding at June 30, 2011, for the six months ended June 30, 2011, 431.5 million which represents the average for the period and for the three and six months ended June 30, 2010, 410.0 million which represents the approximate number of shares outstanding at December 31, 2009. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).   Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (receivables, excluding car rental receivables, inventories, prepaid expenses, accounts payable and accrued liabilities), cash used for acquisitions, cash used for / provided by other investing activities, cash used / provided by non-debt financing activities and the foreign exchange impact on cash and cash equivalents. Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents cash paid by the Company during the period for interest expense relating to Corporate Debt. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Corporate Cash Flow

Corporate cash flow is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures, net of disposal proceeds and less the car rental fleet equity requirement. Corporate cash flow is important to management and investors as it represents the cash available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of June 30, 2011, fleet debt consists of U.S. Fleet Variable Funding Notes, U.S. Fleet Medium Term Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Seasonal Revolving Credit Facility, European Fleet Notes, European Securitization, Canadian Securitization, Australian Securitization, Brazilian Fleet Financing Facility and Capitalized Leases relating to revenue earning equipment. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.